UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition.

On February 28, 2022, Stoneridge, Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and full-year ended December 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1. On March 1, 2022, members of the Company’s management will hold a full-year and fourth quarter 2021 earnings conference call to discuss the Company’s financial results and the presentation attached hereto as Exhibit 99.2, will accompany management’s comments.

The press release and earnings conference call presentation contain certain non-GAAP financial measures, including Adjusted Sales, Adjusted Gross Profit and Margin, Adjusted Operating Income (Loss) and Margin, Adjusted Income (Loss) Before Tax, Adjusted Net Income (Loss), Adjusted Earnings (Loss) per Share (“Adjusted EPS”), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Ratio, Adjusted EBITDA Margin, Net Debt, Adjusted Income Tax Benefit and Adjusted Tax Rate (collectively, the “Non-GAAP Financial Measures”). Management believes that the presentation of the Non-GAAP Financial Measures used in the press release and earnings conference call presentation are useful to both management and investors in their analysis of the Company’s financial position, results of operations and expected results of operations because the Non-GAAP Financial Measures facilitate a period to period comparison of operating results by excluding significant unusual, non-recurring items in 2021 and 2020. For 2021, these items relate to the pre-tax sales from spot purchase recovery, after-tax and pre-tax gain on sale of the Canton facility, after-tax and pre-tax Brazilian indirect tax impairment, after-tax and pre-tax gain from disposal of Soot Sensor Business, after-tax and pre-tax sale of Soot Sensor product inventory, pre-tax environmental remediation costs, pre-tax sales from disposed Soot Sensor Business, pre-tax operating income (loss) from disposed Soot Sensor Business, after-tax and pre-tax change in fair value of the earn-out consideration related to the acquisition of the remaining 26% minority interest in Stoneridge Brazil, after-tax and pre-tax Stoneridge Brazil TSA and monetary correction, after-tax loss and pre-tax gain from disposal of MSIL joint venture, after-tax and pre-tax restructuring costs, after-tax and pre-tax business realignment costs and EPS attributable to disposed Soot Sensor Business. For 2020, these items relate to the pre-tax change in fair value of the earn-out consideration related to the acquisition of the remaining 26% minority interest in Stoneridge Brazil, pre-tax restructuring costs, pre-tax business realignment costs, pre-tax earnings (loss) in Autotech fund investment, pre-tax share-based compensation accelerated vesting, EPS attributable to disposed Soot Sensor Business, pre-tax sales from disposed Soot Sensor Business and pre-tax operating income (loss) from disposed Soot Sensor Business. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures used by the Company may not be comparable to non-GAAP financial measures used by other companies. Adjusted Sales, Adjusted Gross Profit and Margin, Adjusted Operating Income (Loss) and Margin, Adjusted Income (Loss) Before Tax, Adjusted Net Income (Loss), Adjusted EPS, EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Ratio, Adjusted EBITDA Margin, Net Debt, Adjusted Income Tax Benefit and Adjusted Tax Rate should not be considered a substitute for Sales, Gross Profit, Operating Income (Loss), Income (Loss) Before Tax, Net Income (Loss), Earnings (Loss) per Share, Debt, Income Tax Benefit, or Tax Rate prepared in accordance with GAAP.

ITEM 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above is hereby incorporated herein by reference.

The information in this report, including the press release and the earnings conference call presentation furnished as Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibits furnished herewith contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibits.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated March 1, 2022, announcing results for the fourth quarter and full-year ended December 31, 2021

99.2	Full-year and fourth quarter 2021 results earnings conference call presentation materials, dated March 1, 2022

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 28, 2022	/s/ Matthew R. Horvath
Matthew R. Horvath Chief Financial Officer and Treasurer (Principal Financial Officer)